Exhibit 99.2

100 Carillon Parkway • St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
Renee Svec	Cindy Williams
Director - Marketing & Communications	Investor Relations Manager
727.214.3411, ext. 212	727.214.3438
rsvec@FADV.com	clwilliams@FADV.com

FIRST ADVANTAGE ANNOUNCES NEW REPORTING SEGMENTS

ST. PETERSBURG, Fla., Sept. 20, 2005—First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today introduced its new business segments to reflect the realignment of the company’s business lines following the recent acquisition of the Credit Information Group (CIG) of The First American Corporation, as well as to better structure the company for continued strategic growth.

John Long, chief executive officer of First Advantage said, “First Advantage’s rapid growth over the past two years has dramatically changed our company. Through dozens of acquisitions, we have built scale in existing business lines, expanded our product set, extended our geographic reach, pursued new vertical markets and created cross selling opportunities between our business lines. Today, we are a leading business information provider that can offer services to virtually every organization worldwide to help drive their efficiency and to make smarter business decisions.”

The new business segments better reflect the current organization, position First Advantage for ongoing growth and provide greater operational transparency to stakeholders. The company’s six business segments are: Data Services, Dealer Services, Employer Services, Investigative and Litigation Support Services, Lender Services and Multifamily Services.

The Data Services segment includes business lines that provide transportation credit reporting, motor vehicle record reporting, fleet management, supply chain theft and damage mitigation consulting, consumer location, criminal records reselling, subprime credit reporting, and consumer credit reporting services. These First Advantage units collect and manage data to provide insightful information to support the needs of businesses and consumers nationally and, in some business lines, internationally.

The Dealer Services business segment serves the automotive dealer marketplace by delivering consolidated consumer credit reports, credit automation software and lead development services.

The Employer Services segment is comprised of the business lines that deliver global employment background verifications, occupational health services, tax credits and

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First Advantage Announces New Reporting Segments

incentives programs and other business tax consulting services that are frequently sold to support organization’s human resource functions.

The Investigative and Litigation Support Services segment consists of the business lines that support businesses, insurers and law firms nationwide with their insurance fraud investigations, surveillance, computer forensics, electronic discovery, data recovery, due diligence reporting and corporate and litigation investigative needs.

The business lines in the Lender Services segment offers lenders across the country credit reporting solutions for mortgage and home equity needs.

Finally, the Multifamily Services segment’s business lines include resident screening, property management software and renters insurance services—providing solutions to property owners and managers across the nation.

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of business credit information in the transportation industry; consumer credit information in the mortgage, automotive and subprime markets; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has 3,300 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

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